Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS RELEASE

Contact:
Greg L. Boane
Chief Financial Officer
(281) 388-5541

TEAM, INC. REPORTS THIRD QUARTER
2017 RESULTS

SUGAR LAND, TX – November 6, 2017 – Team, Inc. (NYSE: TISI) (“Team,” “we,” “our,” or the “Company”) today reported its financial results for the third quarter ended September 30, 2017.

•	Revenues decreased slightly from the third quarter 2016 to $285.1 million, reflecting the negative impact from hurricanes affecting the U.S. Gulf Coast region

•	Continued progress on previously-outlined cost reduction initiative; actions largely completed to reduce annualized expense run-rate of approximately $30 million

Revenues for the current quarter decreased by 1.6% to $285.1 million compared to revenues of $289.6 million for the prior year comparable quarter primarily due to adverse effects from the two Gulf Coast hurricanes, both in terms of project deferrals and reduced billable hours charged to active projects. Team reported a net loss of $83.5 million ($2.80 loss per diluted share) for the current year quarter versus a net loss of $4.2 million ($0.14 loss per diluted share) for the prior year comparable quarter.

The third quarter reported results include certain items that are not indicative of Team’s core operating activities: a $75.2 million goodwill impairment charge (discussed in the supplemental information section of this press release), $2.2 million of expenses related to the Gulf Coast hurricanes, $3.9 million of non-capitalized enterprise resource planning (“ERP”) system implementation costs, $3.7 million of restructuring and executive transition costs, $1.9 million of certain legal and professional fees, a $1.2 million write-off of deferred loan costs and a gain of $6.3 million associated with the conversion feature of Team’s convertible debt, which is accounted for as a derivative liability under GAAP.

Excluding these items that are not indicative of core operating activities, adjusted net loss, a non-GAAP measure, was $11.4 million ($0.38 adjusted loss per diluted share) for the current quarter versus adjusted net loss of $0.4 million ($0.01 adjusted loss per diluted share) for the prior year quarter.

Adjusted net income (loss), a non-GAAP measure, excludes certain items that are not indicative of Team’s core operating activities of $72.2 million (net of tax), or $2.42 per diluted share, for the current year quarter and $3.8 million (net of tax), or $0.13 per diluted share, for the prior year quarter. (See the accompanying reconciliation of non-GAAP items at the end of this news release.)

Gary Yesavage, Team's Interim Chief Executive Officer, said, “Since becoming interim CEO, I have been focused on creating a culture of Management discipline and accountability in everything we do. We have been working hard to stabilize our performance, and we are operating with a sense of urgency to return to profitability. It is imperative that we improve the overall performance of our business, and we continue to identify performance gaps across our operational footprint and right-size our cost structure. I expect our efforts will take hold over the coming quarters so we can deliver on our expectations for these objectives.

“As we enter the last quarter of the year, we are also focused on both positioning the Company for the eventual market recovery and continuing our efforts to integrate our earlier acquisitions. While we have a lot more work in front of us, we are encouraged by the progress we've made on the cost reduction plan announced in July to reduce the Company’s annual operating expense and selling, general & administrative expense run rate by approximately $30 million, which we have largely completed. We are also aggressively pursuing additional cost reduction actions beyond the $30 million target and leveraging strategic business performance initiatives, including optimizing existing work processes to improve overall efficiencies. Team is the preeminent global industrial services company, and we expect to become more cost competitive to create more value to our customers, and ultimately, for our stockholders.”

Segment Results

The following table illustrates the composition of the Company’s revenue and operating income (loss) for the third quarter ended September 30, 2017 and 2016:

	Three Months Ended September 30,		Increase (Decrease)
	2017	2016	$	%
	(unaudited)	(unaudited)
Revenues by business segment:
TeamQualspec	$138,383	$142,529	$(4,146)	(2.9)%
TeamFurmanite	130,768	131,787	(1,019)	(0.8)%
Quest Integrity	15,916	15,261	655	4.3%
Total	$285,067	$289,577	$(4,510)	(1.6)%
Operating income (loss):
TeamQualspec	$(17,515)	$8,423	$(25,938)	NM1
TeamFurmanite	(51,154)	5,983	(57,137)	NM1
Quest Integrity	(828)	399	(1,227)	NM1
Corporate and shared support services	(24,619)	(18,848)	(5,771)	30.6%
Total	$(94,116)	$(4,043)	$(90,073)	NM1
_______________
1    NM = Not meaningful

The year-over-year decrease in TeamQualspec’s revenues relates largely to the Gulf Coast hurricanes, both in terms of lower volumes from deferred and suspended projects as well as lost billable hours. The sharp decline in operating income was primarily due to a goodwill impairment charge of $21.1 million in the third quarter of 2017. On an adjusted basis, operating income in the 2017 quarter was $5.8 million. The prior quarter adjusted operating income was $8.6 million.

The year-over-year decrease in TeamFurmanite’s revenues relates largely to the hurricanes, both in terms of lower volumes from deferred and suspended projects as well as lost billable hours. The sharp decline in operating income was primarily due to a goodwill impairment charge of $54.1 million in the third quarter of 2017. On an adjusted basis, TeamFurmanite reported operating income of $5.0 million in the 2017 third quarter versus operating income of $6.6 million in the 2016 third quarter.

Quest Integrity’s increase in revenues was driven by slightly higher activity levels which were partially offset by hurricane-related impacts. Quest Integrity’s operating loss was $0.8 million in the third quarter of 2017, compared to $0.4 million of operating income in the third quarter of 2016. On an adjusted basis, Quest Integrity reported an operating loss of $0.4 million in the 2017 quarter versus operating income of $1.0 million in the 2016 quarter.

Adjusted operating income (loss) is a non-GAAP financial measure that excludes certain items that are not indicative of Team’s core operating activities. (See the accompanying reconciliation of non-GAAP items at the end of this news release.)

Supplemental Financial Information

Goodwill impairment: The Company recognized a non-cash goodwill impairment loss during the three months ended September 30, 2017 of $75.2 million, of which $54.1 million was attributable to the TeamFurmanite segment, while $21.1 million was attributable to the TeamQualspec segment. These losses were a result of an interim goodwill impairment test that was triggered as a result of certain impairment indicators that were present during the quarter, primarily the decline in the market capitalization of the Company and continued market softness.

Interest expense: The Company recorded $6.4 million of interest expense during the third quarter of 2017, which includes $1.1 million of non-cash interest expense. The non-cash interest expense is attributable to the amortization of debt issuance costs and the amortization of the discount on our convertible debt.

Credit Facility: At September 30, 2017, Team had $26.7 million of cash on hand and had approximately $51 million of available borrowing capacity through the Company’s banking credit facility (the “Credit Facility”). In connection with the repayment in full of the outstanding term-loan portion of the Credit Facility of $160.0 million on July 31, 2017 and the reduction in capacity of the revolving portion of the Credit Facility, the Company recorded a loss of $1.2 million during the three months ended September 30, 2017 related to a write-off of deferred loan costs.

Gain on convertible debt embedded derivative: The Company recorded a non-cash gain of $6.3 million related to the embedded conversion feature associated with the Company’s convertible debt during three months ended September 30, 2017, primarily a result of the decrease in the Company’s stock price from the issuance date of the debt. The valuation of such derivative liability is highly sensitive to changes in the price of Team’s common stock. Generally, decreases in the Company’s stock price will result in gains, while increases will result in losses.

ERP implementation: Through September 30, 2017, Team has capitalized $46.6 million associated with the ERP project, which includes $1.6 million of capitalized interest, and has recognized $1.9 million of amortization expense. To date, approximately 98% of locations in the U.S. are running on the new ERP system, with the final U.S. locations scheduled to be migrated to the new system in December 2017.

GAAP Earnings and Non-GAAP Financial Measures

Certain items that management believes are not indicative of Team’s core operating activities have been excluded from net income (loss) reported in accordance with generally accepted accounting principles in the United States (“GAAP”) when arriving at adjusted net income (loss) and adjusted operating income (loss) (which the Company also refers to as adjusted EBIT), each a non-GAAP financial measure. In the current quarter, the most significant of such items pertained to a goodwill impairment loss of $75.2 million, a gain on the Company’s convertible debt embedded derivative of $6.3 million, non-capitalized ERP implementation costs of $3.9 million and restructuring charges and executive transition costs of $3.7 million.

A reconciliation of these financial measures to the most comparable GAAP financial measures is contained in the accompanying schedule.

CONFERENCE CALL

Team, Inc. has scheduled a conference call to discuss its third quarter 2017 results, which will be broadcast live over the Internet, on Tuesday, November 7, 2017 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 1-888-699-2378 and ask for the Team conference call at least 10 minutes prior to the start time, or access it live over the Internet at www.teaminc.com. For those who cannot listen to the live call, a replay will be available through November 14, 2017 and may be accessed by dialing 404-537-3406 and using pass code 99810131#. In addition, an archive of the webcast will be available shortly after the call at www.teaminc.com for 90 days

About Team, Inc.

Headquartered near Houston, Texas, Team, Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services across its 220 branch locations and more than 20 countries throughout the world. For more information, please visit www.teaminc.com.

Non-GAAP Financial Measures

This press release presents information about the Company’s adjusted net income (loss) and adjusted net income (loss) per diluted share, and the Company sometimes uses adjusted EBITDA, EBIT and adjusted EBIT, which are non-GAAP financial measures provided as supplemental to the results provided in accordance with GAAP. A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measure is contained in the accompanying schedule for each of the fiscal periods indicated.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company’s Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including projected cost savings, will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

###

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$285,067	$289,577	$883,877	$876,871
Operating expenses	216,126	212,871	655,489	635,490
Gross margin	68,941	76,706	228,388	241,381

Selling, general and administrative expenses	85,179	80,749	265,557	236,612
Restructuring and other related charges, net	2,637	—	1,661	—
(Gain) loss on revaluation of contingent consideration	—	—	(1,174)	2,184
Goodwill impairment loss	75,241	—	75,241	—
Operating income (loss)	(94,116)	(4,043)	(112,897)	2,585

Foreign currency (gain) loss and other	157	(61)	515	(199)
Interest expense, net	6,369	3,211	13,899	9,554
Write-off of deferred loan costs	1,244	—	1,244	—
Gain on convertible debt embedded derivative	(6,292)	—	(6,292)	—
Loss from continuing operations before income taxes	(95,594)	(7,193)	(122,263)	(6,770)

Less: Income tax benefit	(12,066)	(2,656)	(18,141)	(2,643)
Loss from continuing operations	(83,528)	(4,537)	(104,122)	(4,127)

Income from discontinued operations, net of income tax	—	316	—	828
Net loss	$(83,528)	$(4,221)	$(104,122)	$(3,299)

Basic earnings (loss) per share:
Continuing operations	$(2.80)	$(0.15)	$(3.49)	$(0.15)
Discontinued operations	—	0.01	—	0.03
Net loss	$(2.80)	$(0.14)	$(3.49)	$(0.12)

Diluted earnings (loss) per share:
Continuing operations	$(2.80)	$(0.15)	$(3.49)	$(0.15)
Discontinued operations	—	0.01	—	0.03
Net loss	$(2.80)	$(0.14)	$(3.49)	$(0.12)
Weighted-average number of shares outstanding:
Basic	29,841	29,361	29,824	27,609
Diluted	29,841	29,361	29,824	27,609

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
(in thousands)

	September 30,	December 31,
	2017	2016
	(unaudited)

Cash and cash equivalents	$26,681	$46,216

Other current assets	357,240	355,141

Property, plant and equipment, net	203,116	203,130

Other non-current assets	460,453	542,931

Total assets	$1,047,490	$1,147,418

Current portion of long-term debt	$—	$20,000

Other current liabilities	143,288	127,721

Long-term debt net of current maturities	366,026	346,911

Other non-current liabilities	84,672	117,149

Stockholders’ equity	453,504	535,637

Total liabilities and stockholders’ equity	$1,047,490	$1,147,418

TEAM INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
SEPTEMBER 30, 2017 AND SEPTEMBER 30, 2016
(in thousands)

	Nine Months Ended
	September 30,
	2017	2016
	(unaudited)	(unaudited)

Net loss	$(104,122)	$(3,299)

Depreciation and amortization expense	38,686	35,432

Non-cash compensation cost	5,846	6,672

Goodwill impairment loss	75,241	—

Working capital changes	(1,796)	20,634

Other items affecting operating cash flow	(24,020)	1,206

Net cash (used in) provided by operating activities	(10,165)	60,645

Capital expenditures	(26,541)	(35,865)

Cash used for business acquisitions, net	—	(48,382)

Proceeds from sale of assets	2,559	3,717

Other items affecting investing cash flow	(519)	5,666

Net cash used in investing activities	(24,501)	(74,864)

Borrowings (payments) on Credit Facility, net	(207,386)	16,043

Issuance of convertible debt, net of issuance costs	222,311	—

Purchase of treasury stock	—	(7,593)

Debt issuance costs on Credit Facility	(1,038)	(759)

Cash associated with share-based payment arrangements, net	124	2,171

Other items affecting financing cash flow	(1,278)	(2,510)

Net cash provided by financing activities	12,733	7,352

Effect of exchange rate changes	2,398	243

Change in cash and cash equivalents	$(19,535)	$(6,624)

TEAM, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Segment Data:
Revenues
TeamQualspec	$138,383	$142,529	$439,751	$436,029
TeamFurmanite	130,768	131,787	385,154	392,062
Quest Integrity	15,916	15,261	58,972	48,780
	$285,067	$289,577	$883,877	$876,871

Operating income (loss) (“EBIT”)
TeamQualspec	$(17,515)	$8,423	$1,139	$33,044
TeamFurmanite	(51,154)	5,983	(45,318)	25,004
Quest Integrity	(828)	399	7,252	2,863
Corporate and shared support services	(24,619)	(18,848)	(75,970)	(58,326)
	$(94,116)	$(4,043)	$(112,897)	$2,585

Adjusted EBIT
TeamQualspec	$5,792	$8,646	$23,272	$33,513
TeamFurmanite	5,021	6,605	9,807	27,883
Quest Integrity	(404)	992	7,676	4,279
Corporate and shared support services	(17,543)	(14,273)	(56,115)	(41,357)
	$(7,134)	$1,970	$(15,360)	$24,318
Adjusted EBITDA
TeamQualspec	$10,598	$13,576	$37,794	$48,548
TeamFurmanite	10,402	12,310	26,848	42,932
Quest Integrity	661	2,366	11,106	8,219
Corporate and shared support services	(14,541)	(12,416)	(46,576)	(34,301)
	$7,120	$15,836	$29,172	$65,398

TEAM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)
The Company uses supplemental non-GAAP financial measures which are derived from the consolidated financial information including adjusted net income (loss); adjusted net income (loss) per share, earnings before interest and taxes (“EBIT”); adjusted EBIT (defined below); and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) to supplement financial information presented on a GAAP basis. Adjusted net income (loss) and adjusted net income (loss) per diluted share, each as defined by the Company, exclude the following items from net income (loss): acquisition costs associated with business combinations, legal costs associated with Quest Integrity patent defense litigation, professional fees for acquired business integration and changing our fiscal year end, gains and losses on the revaluation of contingent consideration, non-capitalized ERP implementation costs, restructuring and other related charges, goodwill impairment losses, executive severance/transition costs, gains (losses) on our convertible debt embedded derivative, write-off of deferred loan costs, and certain other items that management does not believe are indicative of core operating activities and the related income tax impacts. We also exclude the income tax impacts of certain special income tax items including changes to valuation allowances in several foreign subsidiaries. The identification of these special tax items is judgmental in nature, and their calculation is based on various assumptions and estimates. EBIT, as defined by the Company, excludes discontinued operations, income tax expense, interest charges and items of other (income) expense and therefore is equal to operating income (loss) reported in accordance with GAAP. Adjusted EBIT further excludes the following items: acquisition costs associated with business combinations, legal costs associated with Quest Integrity patent defense litigation, professional fees for acquired business integration and changing our fiscal year end, gains and losses on the revaluation of contingent consideration, non-capitalized ERP implementation costs, restructuring and other related charges, goodwill impairment losses, executive severance/transition costs, and certain other items that management does not believe are indicative of core operating activities. Adjusted EBITDA further excludes from adjusted EBIT depreciation, amortization and non-cash share based compensation costs.
Management believes that excluding certain items from GAAP results allows management to better understand the consolidated financial performance from period to period and to better identify operating trends that may not otherwise be apparent. Moreover, the Company believes these non-GAAP financial measures will provide its stakeholders with useful information to help them evaluate operating performance. However, there are limitations to the use of the non-GAAP financial measures presented in this report. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies who may calculate non-GAAP financial measures differently than Team does, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity, prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure are presented below. You are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented.

TEAM, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income (loss):
Net loss	$(83,528)	$(4,221)	$(104,122)	$(3,299)
Acquisition costs	—	235	—	7,414
Legal, professional fees and other	1,945	3,192	6,710	6,936
ERP costs	3,909	2,268	11,849	4,808
Restructuring and other related charges, net	2,637	—	1,661	—
Executive severance/transition cost	1,027	—	1,027	—
Natural disaster costs	2,223	318	2,223	391
Goodwill impairment loss	75,241	—	75,241	—
(Gain) loss on revaluation of contingent consideration	—	—	(1,174)	2,184
Write-off of deferred loan costs	1,244	—	1,244	—
Gain on convertible debt embedded derivative	(6,292)	—	(6,292)	—
Tax impact of adjustments*	(9,762)	(2,225)	(13,668)	(8,031)
Adjusted net income (loss)	$(11,356)	$(433)	$(25,301)	$10,403

Adjusted net income (loss) per common share:
Basic	$(0.38)	$(0.01)	$(0.85)	$0.38
Diluted	$(0.38)	$(0.01)	$(0.85)	$0.38

Adjusted EBIT and Adjusted EBITDA:
Operating income (loss) (“EBIT”)	$(94,116)	$(4,043)	$(112,897)	$2,585
Acquisition costs	—	235	—	7,414
Legal, professional fees and other	1,945	3,192	6,710	6,936
ERP costs	3,909	2,268	11,849	4,808
Restructuring and other related charges, net	2,637	—	1,661	—
Executive severance/transition cost	1,027	—	1,027	—
Natural disaster costs	2,223	318	2,223	391
Goodwill impairment loss	75,241	—	75,241	—
(Gain) loss on revaluation of contingent consideration	—	—	(1,174)	2,184
Adjusted EBIT	(7,134)	1,970	(15,360)	24,318
Depreciation and amortization
Amount included in operating expenses	6,424	6,531	20,214	18,306
Amount included in selling, general, and administrative expenses	6,247	6,008	18,472	17,126
Total Depreciation and amortization	12,671	12,539	38,686	35,432
Non-cash share-based compensation costs	1,583	1,327	5,846	5,648
Adjusted EBITDA	$7,120	$15,836	$29,172	$65,398

*
For the three and nine months ended September 30, 2017 and 2016, represents the tax effect of adjustments at an assumed marginal tax rate of 37% in order to approximate our long-term effective tax rate, except that the tax impact on the goodwill impairment loss is adjusted for the non-deductible portion.

TEAM, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Adjusted EBIT and Adjusted EBITDA by Segment:

TeamQualspec
Operating income (loss)	$(17,515)	$8,423	$1,139	$33,044
Acquisition costs	—	61	—	307
Restructuring and other related charges, net	862	—	862	—
Natural disaster costs	1,305	162	1,305	162
Goodwill impairment loss	21,140	—	21,140	—
Gain on revaluation of contingent consideration	—	—	(1,174)	—
Adjusted EBIT	5,792	8,646	23,272	33,513
Depreciation and amortization	4,806	4,930	14,522	15,035
Adjusted EBITDA	$10,598	$13,576	$37,794	$48,548

TeamFurmanite
Operating income (loss)	$(51,154)	$5,983	$(45,318)	$25,004
Acquisition costs	—	257	—	257
Natural disaster costs	850	156	850	229
Goodwill impairment loss	54,101	—	54,101	—
Legal, professional fees and other	—	209	163	209
Restructuring and other related charges, net	1,224	—	11	—
Loss on revaluation of contingent consideration	—	—	—	2,184
Adjusted EBIT	5,021	6,605	9,807	27,883
Depreciation and amortization	5,381	5,705	17,041	15,049
Adjusted EBITDA	$10,402	$12,310	$26,848	$42,932

Quest Integrity
Operating income (loss)	$(828)	$399	$7,252	$2,863
Acquisition costs	—	—	—	114
Restructuring and other related charges, net	424	—	424	—
Legal, professional fees and other	—	593	—	1,302
Adjusted EBIT	(404)	992	7,676	4,279
Depreciation and amortization	1,065	1,374	3,430	3,940
Adjusted EBITDA	$661	$2,366	$11,106	$8,219

Corporate and shared support services
Operating income (loss)	$(24,619)	$(18,848)	$(75,970)	$(58,326)
Acquisition costs	—	(83)	—	6,736
Executive severance/transition cost	1,027	—	1,027	—
Natural disaster costs	68	—	68	—
Legal, professional fees and other	1,945	2,390	6,547	5,425
Restructuring and other related charges, net	127	—	364	—
ERP costs	3,909	2,268	11,849	4,808
Adjusted EBIT	(17,543)	(14,273)	(56,115)	(41,357)
Depreciation and amortization	1,419	530	3,693	1,408
Non-cash share-based compensation costs	1,583	1,327	5,846	5,648
Adjusted EBITDA	$(14,541)	$(12,416)	$(46,576)	$(34,301)